EXHIBIT 10.59


                            TIME BROKERAGE AGREEMENT


         TIME BROKERAGE AGREEMENT, made as of this _____ day of __________, 1996 by and between American Radio Systems Corporation, a Delaware corporation (the "Programmer") and Breadbasket Broadcasting Corporation, a Delaware corporation (the "Licensee").

         WHEREAS Licensee owns and operates Broadcast Stations KNAX(FM) and KRBT(FM), Fresno, California (collectively referred to herein as the "Station") pursuant to a license issued by the Federal Communications Commission ("FCC").

         WHEREAS   Programmer  is  involved  in  radio  station   ownership  and
operation.

         WHEREAS the Licensee wishes to retain Programmer to provide programming for the Station that is in conformity with the Station's and FCC policies for time brokerage arrangements and as set forth herein.

         WHEREAS Programmer agrees to use the Station exclusively to broadcast such programming of its selection that is in conformity with all rules, regulations and policies of the FCC and subject to Licensee's full authority to control the operation of the Station.

         WHEREAS Programmer and Licensee agree to work in a cooperative fashion to make their time brokerage agreement work to the benefit of both parties and as contemplated in this Agreement.

         WHEREAS, Programmer and Licensee have entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") under which Licensee has agreed to sell the Station to Programmer, and have filed an application for FCC consent to assign the Station license from Licensee to Programmer.

         NOW, THEREFORE, in consideration of the above recitals and mutual promises and covenants contained herein, the parties, intending to be bound legally, agree as follows:

                                    Section 1
                             Use of Station Air Time

         1.1 Representations. Both Licensee and Programmer represent that they are authorized to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of each, enforceable against it in accordance with its terms.

         1.2 Effective Date; Term. The Effective Date of this Agreement shall be the date of execution of this Agreement by all parties. It shall continue in force until March 1, 1997, or until consummation of the assignment of the Station license from Licensee to Programmer pursuant to the Asset Purchase
Agreement,   whichever  event  occurs  earlier,  unless  otherwise  extended  or terminated by the parties.
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         1.3 Scope.  During the term hereof,  Licensee  shall make  available to
Programmer time on the Station as set forth in this Agreement.  Programmer shall
deliver  such  programming,   at  its  expense,  to  the  Station's  transmitter
facilities or other authorized remote control point as reasonably designated by Licensee. Subject to Licensee's reasonable approval, as set forth in this Agreement, Programmer shall provide entertainment programming of its selection complete with commercial matter, news, public service announcements and other suitable programming to the Licensee up to one hundred sixty-four (164) hours per week. The Licensee may use the remaining four hours per broadcast week for the broadcast of its own regularly scheduled news, public affairs and other non-entertainment programming and shall provide Programmer with advance written notice of such hours of programming. All time not reserved by or designated for Licensee shall be available for use by Programmer and no other party.

         1.4 Consideration. As consideration for the air time made available hereunder, Programmer shall pay to Licensee a monthly fee of Fifty Thousand Dollars ($50,000), payable no later than the fifteenth (15th) day of the month to which such fee pertains, provided, however, that no fee shall be due for the first five calendar months of the term hereof.

         1.5 Licensee Operation of the Station. Licensee will have full authority, power and control over the operations of the Station during the term of this Agreement. Licensee will bear all responsibility for the Station's compliance with all applicable provisions of the Communications Act of 1934, as amended, the rules, regulations and policies of the FCC and all other applicable laws. Licensee shall be solely responsible for all non-capital, ordinary and customary operating expenses of the Station, including but not limited to maintenance of the studio and transmitting facility and costs of electricity except that Licensee shall be entitled to reimbursement pursuant to Section 1.6(b) and Programmer shall be responsible for the costs of its programming and personnel as provided in Sections 1.7 and 2.3 hereof, and shall pay directly, or reimburse Licensee for, all other non-capital, ordinary and customary operating expenses of the Station. Licensee shall employ at its expense employees consisting of, at a minimum, those personnel required pursuant to FCC regulations, who will report to and be accountable to the Licensee. Licensee shall be responsible for the salaries, taxes, insurance and related costs for all personnel it employs at the Station and shall maintain insurance at its present levels covering the Station's transmission facilities. During the term of the Agreement, Programmer agrees to perform, without charge, routine monitoring of Licensee's transmitter performance and tower lighting if and when requested by Licensee.

         1.6 Licensee Representations and Warranties. Licensee represents and warrants as follows:

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              (a)   Licensee   holds  the   licenses   and  other   permits  and
authorizations necessary for the present operation of the Station as set forth in Attachment I. There is not now pending, or to Licensee's best knowledge, threatened, any action by the FCC or by any other party to revoke, cancel, suspend, refuse to renew or modify adversely any of such licenses, permits or authorizations except as previously revealed in writing to Programmer. To the Licensee's best knowledge, after due inquiry, Licensee, with respect to the Station, is not in material violation of any statute, ordinance, rule, regulation, policy, order or decree of any federal, state or local entity, court or authority having jurisdiction over it or the Station, which would have an adverse effect upon the Licensee, its assets utilized in the operation of the Station, the Station or upon Licensee's ability to perform this Agreement.
Licensee shall not knowingly take any action or omit to take any action which would have an adverse impact upon the Licensee, its assets utilized in the operation of the Station, the Station or upon Licensee's ability to perform this Agreement. All reports, annual regulatory fees and applications required to be filed with the FCC by Licensee or any other governmental body have been, and during the course of the term of this Agreement or any extension thereof, will be filed in a timely and complete manner. The facilities of the Station are and
will  continue  to  comply  in  all  material   respects  with  the  engineering
requirements set forth in the FCC licenses of the Station. Licensee shall, during the term of this Agreement, not dispose of, transfer or assign any of such assets and properties except with the prior written consent of the Programmer.

              (b) Licensee shall pay, in a timely fashion, all of the expenses set forth on Attachment II hereto.

         1.7 Programmer Responsibility. Programmer shall be solely responsible for any expenses incurred in the origination and/or delivery of programming from any remote location and for any publicity or promotional expenses incurred by Programmer, including, without limitation, ASCAP, BMI, SESAC music license fees for all programming provided by Programmer.

         1.8 Contracts. Programmer will not be required to assume performance of any of the Licensee's contracts and leases pertaining to the Station except as indicated on Attachment III hereof. Programmer will enter into no third-party contracts, leases or agreements which will bind Licensee in any way except with Licensee's prior written approval. Licensee will enter into no third-party contracts, leases or agreements which will bind Programmer in any way except with Programmer's prior written approval. Programmer shall assume the obligations of Licensee, of all existing trade and barter agreements as listed on Attachment III-A and Licensee shall assign all of its rights under those trade and barter agreements to Programmer.

         1.9 Hourly Credit. Programmer shall receive from Licensee, as a refund consisting of a flat rate credit of $5.00 per hour ("Hourly Credit"), for any part of the weekly one hundred sixty-four (164) hours of programming time that Licensee uses to broadcast its own programming including periods during which Licensee is unable, for any reason (except for Programmer's failure to deliver its programming to Licensee), to broadcast the Programmer's programming. Such refunds to Programmer shall be paid within ten (10) days of the end of each month.
         1.10 Station Operation. Licensee shall notify Programmer in writing at least five (5) business days prior to (i) making any changes in management personnel, (ii) entering into any material contractual obligations, (iii) purchasing equipment, or (iv) making any other material changes in the operation of the Station. Licensee agrees to purchase such equipment or other material or services which Programmer may reasonably suggest are necessary for the Station's operations provided that Programmer agrees to reimburse the Licensee for all costs associated with such purchases including, without limitation, installation, wiring and similar related costs.

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         1.11 Use of Station Studios. Licensee agrees to provide Programmer with access to the Station's complete facilities including the studios and broadcast equipment for use by Programmer, if it so desires, in providing programming for the Station; provided, however, that Licensee shall maintain, for its sole use, sufficient space at the Station's studios for its management level employees. Under the overall supervision of Licensee, Programmer shall and may peacefully and quietly have the full use of and enjoy the use of the Station's facilities, studios and equipment free from any hindrance from any person or persons whomsoever claiming by, through or under Licensee. Programmer shall use the studios and equipment only for the purpose of producing programming for the Station or for any other stations owned or time-brokered by the Programmer within the Fresno, California ADI and shall at all times be subject to the good faith oversight of the Licensee.

                                    Section 2
                 Station Obligations to the Community of License

         2.1 Licensee Authority. Notwithstanding any other provision of this Agreement, Programmer recognizes that Licensee has certain obligations to broadcast programming to meet the needs and interests of the community of license for the Station. On a regular weekly basis the Licensee shall air specific programming on issues of importance to the local community. Nothing in this Agreement shall abrogate the unrestricted authority of the Licensee to discharge its obligations to the public and to comply with the law, rules and policies of the FCC with respect to meeting the ascertained needs and interests of the public.

         2.2 Additional Licensee Obligations. Although both parties shall cooperate in the broadcast of emergency information over the station, Licensee shall also retain the right to interrupt Programmer's programming in case of an emergency or for programming which, in the reasonable good faith judgment of Licensee, is of overriding public importance. Such interruption shall not entitle Programmer to any credits on fees. Licensee shall also coordinate with Programmer the Station's hourly station identification announcements to be aired in accord with FCC rules. Licensee shall continue to maintain a main studio, as that term is defined by the FCC, within the Station's principal community contour, shall maintain its local public inspection file within the community of license and shall prepare and place in such inspection file its quarterly issues and program lists on a timely basis. Programmer shall, upon request by Licensee, provide Licensee with information with respect to certain of Programmer's programs which should be included in Licensee's quarterly issues and programs lists. Licensee shall also maintain the station logs, receive and respond to telephone inquiries and control and oversee any remote control point for the Station.

         2.3 Responsibility for Employees and Expenses. Programmer shall employ and be solely responsible for the salaries, taxes, insurance and related costs for all personnel employed by Programmer (including, without limitation, salespeople, traffic personnel, board operators and programming staff). Licensee will provide and be responsible for the Station personnel employed by Licensee and necessary to fulfill Licensee's obligations hereunder, and will be responsible for the salaries, taxes, insurance and related costs for all the personnel it employs. All personnel shall be subject to the overall supervision of Licensee, consistent with Programmer's right to the use of the Station facilities pursuant to Section 1.11 hereof.

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                                    Section 3
                          Station Programming Policies

         3.1 Broadcast Station Programming Policy Statement. Licensee has adopted and will enforce a Broadcast Station Programming Policy Statement (the "Policy Statement"), a copy of which appears as Attachment IV hereto and which may be amended from time to time by Licensee upon notice to Programmer. Programmer agrees and covenants to comply in all material respects with the Policy Statement, with all rules regulations and policies of the FCC, and with all reasonable changes subsequently made by Licensee. If Licensee reasonably determines that a program supplied by Programmer does not comply with the Policy Statement it may suspend or cancel such program and shall provide written notice to Programmer of such decision. Programmer shall furnish or cause to be furnished the Artistic personnel and material for the programs as provided by this Agreement and all programs shall be in accordance with the Policy Statement and FCC requirements. All advertising spots and promotional material or announcements shall comply with applicable federal, state and local regulations and policies, the Policy Statement, and shall be produced in accordance with quality standards established by Programmer.

         3.2 Licensee Control of Programming. Programmer recognizes that the Licensee has full authority to control the operation of the Station. The parties agree that Licensee's authority includes but is not limited to the right to reject or refuse such portions of the Programmer's programming which Licensee reasonably believes to be unsatisfactory, unsuitable or contrary to the public interest. Except as to KNAX(FM) Programmer shall have the right to change the programming elements and/or format of the programming supplied to Licensee by giving Licensee at least twenty-four (24) hours notice of such changes.

         3.3 Programmer Compliance with Copyright Act. Programmer represents and warrants to Licensee that Programmer has full authority to broadcast its programming on the Station, and that Programmer shall not broadcast any material in violation of any law, rule, regulation or the Copyright Act. All music supplied by Programmer shall be: (I) licensed by ASCAP, SESAC or BMI; (ii) in the public domain; or (iii) cleared at the source by Programmer. Consistent with
Section 1.7 hereof, Licensee will maintain ASCAP, BMI and SESAC licenses as necessary. The right to use the programming and to authorize its use in any manner shall be and remain vested in Programmer.

         3.4 Sales. Programmer shall retain all revenues from the sale of advertising time within the programming it provides to the Licensee. Programmer may sell advertising, consistent with applicable rules, regulations and the Policy Statement, on the Station in combination with any other broadcast stations of its choosing. Programmer shall be responsible for payment of the commissions due to any national sales representative engaged by it for the purpose of selling national advertising which is carried during the programming it provides to Licensee. Licensee shall retain all revenues from the sale of Station's advertising during the hours each week in which the Licensee airs its own non-entertainment programming, with the exception provided for certain political advertising as set forth in Section 5.2 herein. The Station's outstanding accounts receivable on the Effective Date of this Agreement shall be collected by Programmer for the benefit of Programmer and all accounts payable shall be prorated to the Effective Date of this Agreement.

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         3.5   Payola.   Programmer   agrees   that  it  will  not   accept  any
consideration, compensation, gift or gratuity of any kind whatsoever, regardless of its value or form, including, but not limited to, a commission, discount, bonus, material, supplies or other merchandise, services or labor (collectively "Consideration"), whether or not pursuant to written contracts or agreements between Programmer and merchants or advertisers, unless the payer is identified in the program for which Consideration was provided as having paid for or furnished such Consideration, in accordance with the Communications Act and FCC requirements. Programmer agrees to quarterly, or more frequently at the request of the Licensee, execute and provide Licensee with a Payola Affidavit, substantially in the form attached hereto as Attachment V.

         3.6 Staffing Requirements. Licensee shall comply with the main studio staff requirements as specified by the FCC.

                                    Section 4
                                 Indemnification

         4.1 Programmer's Indemnification. Programmer shall indemnify and hold harmless Licensee from and against any and all claims, losses, costs, liabilities, damages, FCC forfeitures and expenses (including reasonable legal fees and other expenses incidental thereto) of every kind, nature and description, including but not limited to, slander or defamation or otherwise arising out of Programmer's broadcasts and sale of advertising time under this Agreement to the extent permitted by law.

         4.2 Licensee's Indemnification. Licensee shall indemnify and hold harmless Programmer from and against any and all claims, losses, costs, liabilities, damages, and expenses (including reasonable legal fees and other expenses incidental thereto) of every kind, nature and description, arising out of Licensee' broadcasts to the extent permitted by law.

         4.3 Limitation. Neither Licensee nor Programmer shall be entitled to indemnification pursuant to this section unless such claim for indemnification is asserted in writing delivered to the other party.

         4.4 Time Brokerage Challenge. If this Agreement is challenged at the FCC, whether or not in connection with the Station's license renewal application, counsel for the Licensee and counsel for the Programmer shall jointly defend the Agreement and the parties' performance thereunder throughout all FCC proceedings at the sole expense of the Programmer. If portions of this Agreement do not receive the approval of the FCC staff, then the parties shall reform the Agreement or, at Programmer's option and expense, seek reversal of the staff decision and approval from the full Commission on appeal.

                                    Section 5
                Access to Programmer Materials and Correspondence

         5.1 Confidential Review. Prior to the provision of any programming by Programmer to Licensee under this Agreement, Programmer shall acquaint the Licensee with the nature and type of the programming to be provided. Licensee, solely for the purpose of ensuring Programmer's compliance with the law, FCC rules and the Station's policies, shall be entitled to review at its discretion from time to time on a confidential basis any programming material it may reasonably request. Programmer shall promptly provide Licensee with copies of all correspondence and complaints received from the public (including any telephone logs of complaints called in), copies of all program logs and promotional materials. However, nothing in this section shall entitle Licensee to review the internal corporate or financial records of the Programmer.

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

         5.2 Political Advertising. Programmer shall cooperate with Licensee to assist Licensee in complying with all rules of the FCC regarding political advertising. Programmer shall supply such information promptly to Licensee as may be necessary to comply with the lowest unit rate, equal opportunities and reasonable access requirements of federal law. In the event that Programmer fails to meet its political time obligations under the Communications Act of 1934, as amended, and the rules and regulations of the FCC and such failure inhibits Licensee in the performance of its political time obligations, then to the extent reasonably necessary to assure the Licensee's performance, Programmer shall release advertising availabilities to Licensee; provided, however, that all revenues realized by Licensee as a result of such a release of advertising time shall be immediately paid to Programmer.


                                    Section 6
                      Termination and Remedies Upon Default

         6.1 Termination. In addition to other remedies available at law or equity and the provisions of Section 1.2 hereof, this Agreement may be terminated as set forth below by either Licensee or Programmer by written notice to the other upon the occurrence of any of the following:

              (a) this Agreement is declared invalid or illegal in whole or substantial part by an order or decree of an administrative agency or court of competent jurisdiction and such order or decree has become final and no longer subject to further administrative or judicial review;

              (b) the other party is in material breach of its obligations hereunder and has failed to cure such breach within thirty (30) days of notice from the non-breaching party;

              (c) the mutual consent of both parties;

              (d) there has been a material change in FCC rules, policies or precedent that would cause this Agreement to be in violation thereof and such change is in effect and not the subject of an appeal or further administrative review; or

              (e) the Asset Purchase Agreement is terminated in accordance with its terms.

         6.2 Programmer's Remedies for Operational Deficiencies. Programmer shall have the following remedies for deficiencies in or events related to Licensee's transmitting facility:

                  (a) Notwithstanding Sections 6.2(b), (c), (d), if Programmer receives during the first sixty (60) days of this Agreement a report of a consulting engineer, chosen by Programmer, which concludes that the Station is not operating within the parameters authorized by the FCC, Licensee shall be obligated, at its expense, to take such steps as are reasonably necessary to restore the effective coverage or operating parameters of the relevant Station or demonstrate, by the use of the report of another consulting engineer, hired at its expense, that the coverage or operating parameters are not materially deficient. If the Station's effective coverage or operating parameters are not restored within thirty (30) days of notice of the coverage or operating deficiencies, then Programmer shall be entitled to a full refund, on a daily basis, of the Hourly Credit amount set forth in Section 1.9 such refund not to exceed the (i) amount of the monthly fee set forth in Section 1.4 hereof and
(ii) actual amount of rebate to advertisers, if any, until such deficiencies are corrected and such refunds shall be made within ten (10) days of the end of the month.

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              (b) If for a  period  of five  consecutive  days or more  Licensee reduces its transmitter output power on the Station by fifty percent (50%) or more, Programmer may elect a refund equal to one half of the Hourly Credit amount set forth in Section 1.9 such refund not to exceed the (i) amount of the monthly fee set forth in Section 1.4 hereof and (ii) actual amount of rebate to advertisers, if any, for so long as such power reduction continues to occur if Programmer has, in fact, been required to make rebates and/or other financial accommodations to its advertisers and such refund shall be reflected in a refund payment by Licensee to Programmer within ten (10) days of the end of the month.

              (c) If Licensee uses an auxiliary or alternate transmitter for the Station for a period of five (5) consecutive days or more, then the refund for such period shall be twenty-five percent (25%) of the Hourly Credit amount set forth in Section 1.9 such refund not to exceed the (i) amount of the monthly fee set forth in Section 1.4 hereof and (ii) actual amount of rebates to advertisers if any for so long as such auxiliary or alternate transmitter site is in use if Programmer has, in fact, been required to make rebates and/or other financial accommodations to its advertisers. Should such transmitter site move continue for more than thirty (30) days, the refund for such period shall be equal to fifty percent (50%) of the Hourly Credit amount set forth in Section 1.9 such refund not to exceed the (i) amount of the monthly fee set forth in Section 1.4 hereof and (ii) actual amount of rebates to advertisers if any for so long as such alternate transmitter site is in use. The refund shall be reflected in a refund payment by Licensee to Programmer within ten (10) days of the end of the month.

              (d) If, due to damage to or failure of transmission equipment, the Station is off the air for five (5) consecutive days or for a total of one hundred twenty (120) hours during any thirty (30) day period, Programmer shall be entitled to a full refund, on a daily basis, of the Hourly Credit amount set forth in Section 1.9 such refund not to exceed the (i) amount of the monthly fee set forth in Section 1.4 hereof and (ii) actual amoun of rebates to advertisers if any and such refund shall be made within ten (10) days of the end of the month.

         6.3 Force Majeure. Any failure or impairment of the Station's facilities or any delay or interruption in the broadcast of programs, or failure at any time to furnish facilities, in whole or in part, for broadcast, due to acts of god, strikes, lockouts, material or labor restrictions by any governmental authority, civil riot, floods and any other cause not reasonably within the control of Licensee will not be liable to Programmer, except to the extent of allowing in each such case an appropriate refund for time not provided based upon the Hourly Credit set forth under Section 1.9 such refund not to exceed the (i) amount of the monthly fee set forth in Section 1.4 hereof and
(ii) actual amount of rebates to advertisers if any calculated upon the length of time during which the failure or impairment exists or continues.

         6.4 Other Agreements. During the term of this Agreement, Licensee will not enter into any other time brokerage, program provision, local management or similar agreement with any third party with respect to the Station.

                                    Section 7
                                  Miscellaneous

         7.1 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assignees, including specifically any purchaser of the Station from Licensee. Neither party may assign its rights under this Agreement without the prior written consent of the other party which shall not be unreasonably withheld, provided, however that Programmer has the absolute right to assign this Agreement and all of its rights and obligations hereunder, following written notice to the Licensee, to an entity controlled by American Radio Systems Corporation and Licensee has the right to assign its payments hereunder to its Lenders upon written notification to Programmer.
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

         7.2 Call Letters. Upon request of Programmer and at Programmer's expense, Licensee shall apply to the FCC for authority to change the call letters of the Station (with the consent of the FCC) to such call letters that Programmer shall reasonably designate. Licensee shall cooperate with Programmer and receive Programmer's consent prior to making any change in the call letters of the Station.

         7.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

         7.4 FCC Certification (47 C.F.R. ss. 73.3555(a) (2) (ii). The parties shall execute a Certification in the form of Attachment VI hereto, as required by Section 73.3555(a) (2) (ii) of the FCC's rules.

         7.5 Entire Agreement. This Agreement and the Attachments hereto and the Asset Purchase Agreement between Programmer and Licensee embody the entire agreement and understanding of the parties and supersede any and all prior agreements, arrangements and understandings relating to matters provided for herein. No amendment, waiver of compliance with any provision or condition hereof, or consent pursuant to this Agreement will be effective unless evidenced by an instrument in writing signed by the parties.

         7.6 Taxes. Licensee and Programmer shall each pay its own ad valorem taxes, if any, which may be assessed on such party's respective personal property for the periods that such items are owned by such party. Programmer shall pay all taxes if any, to which the consideration specified in Section 1.4 herein is subject, provided that Licensee is responsible for payment of its own income taxes. Each party shall be responsible for any sales tax imposed on advertising aired during the programming provided by that party.

         7.7 Headings. The headings are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.

         7.8 Governing Law. The obligations of Licensee and Programmer are subject to applicable federal, state and local law, rules and regulations, including, but not limited to, the Communications Act of 1934, as amended, and the Rules and Regulations of the FCC. The construction and performance of the Agreement will be governed by the laws of the State of New York.

         7.9 Notices. Any notice, demand or request required or permitted to be given under the provisions of the Agreement shall be in writing and shall be deemed to have been duly delivered on the date of personal delivery or on the date of receipt if mailed by registered or certified mail, postage prepaid and return receipt requested, and shall be deemed to have been received on the date of personal delivery or on the date set forth on the return receipt, to the following addresses, or to such other address as any party may request, in the case of Licensee, by notifying Programmer, and in the case of Programmer, by notifying Licensee.

To Licensee:               Breadbasket Broadcasting Corporation
                           c/o Osborn Communications Corporation
                           130 Mason Street
                           Greenwich, CT  06830
                           Attn:  Frank Osborn, President
                           Fax:  (203) 629-1749

Copies To:                 Kofi Asante, Esq.
                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of Americas
                           New York, NY  10019-0604

To Programmer:             American Radio Systems Corporation
                           116 Huntington Avenue
                           Boston, MA  02116
                           Attn:  Steven B. Dodge, President
                           Fax:  (617) 375-7575

Copies To:                 American Radio Systems Corporation
                           116 Huntington Avenue
                           Boston, MA  02116
                           Attn:  Michael B. Milsom, Esq.
                           Fax:  (617) 375-7575

                           Dow, Lohnes and Albertson
                           1200 New Hampshire Ave., N.W.
                           Suite 800
                           Washington, DC  20036
                           John R. Feore, Jr. Esq.
                           Fax:  (202) 857-2900

         7.10 Severability. If any provision of this Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         7.11 Specific Performance. The parties recognize that in the event Licensee should refuse to perform under the provisions of this Agreement, monetary damages alone will not be adequate. Programmer shall therefore be entitled to seek specific performance of all terms of this Agreement. In the event of any action to enforce this Agreement, Licensee hereby waives the defense that there is an adequate remedy at law.

         7.12 Arbitration. Any dispute arising out of or related to this Agreement that Licensee and Programmer are unable to resolve by themselves shall be settled by arbitration in Washington, DC by a panel of three arbitrators. Licensee and Programmer shall each designate one disinterested arbitrator and the two arbitrators designated shall select the third arbitrator. The persons selected as arbitrators need not be professional arbitrators, and persons such as lawyers, accountants and bankers shall be acceptable. Before undertaking to resolve a dispute, each arbitrator shall be duly sworn faithfully and fairly to hear and examine the matters in controversy and to make just award according to the best of his or her understanding. The arbitration hearing shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association. The written decision of a majority of the arbitrators shall be final and binding on Licensee and Programmer. The costs and expenses of the arbitration proceeding shall be assessed between Licensee and Programmer in a manner to be decided by a majority of the arbitrators, and the assessment shall be set forth in the decision and award of the arbitrators. Judgment on the award, if it is not paid within thirty days, may be entered in any court having jurisdiction over the matter. No action at law or in equity based upon any claim arising out of or related to this Agreement shall be instituted in any court by Licensee or Programmer against the other except: (i) an action to compel arbitration pursuant to this Section, (ii) an action to enforce the award of the arbitration panel rendered in accordance with this Section; or (iii) a suit for specific performance pursuant to Section 7.11.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                             LICENSEE:
                             BREADBASKET BROADCASTING CORPORATION



                             By:  _____________________________________


                             PROGRAMMER:
                             AMERICAN RADIO SYSTEMS CORPORATION



                             By:   ____________________________________

                                  ATTACHMENT I

                                Station Coverage

         KRBT(FM) and KNAX(FM) current FCC Licenses and contour maps on file with the FCC.

                                  ATTACHMENT II

                                Station Expenses

The following expenses relating to the operation of the Station shall be paid by Licensee, subject reimbursement to Programmer as set forth in Section 1.6(b) of this Agreement:

         a) Salary, payroll taxes, benefits and other costs relating to the employment of the Station's [_____________].

         b) Salary, payroll taxes benefits, and other costs relating to the employment of the Station's [_________________].

         c)       Cost of tower rent  electricity and other  utilities  directly
                  related  to  the  operation  of  the   Station's   transmitter
                  facilities.

                                  ATTACHMENT IV


                 Broadcast Station Programming Policy Statement

                                BROADCAST STATION
                          PROGRAMMING POLICY STATEMENT


         Programmer agrees to cooperate with Licensee in the broadcasting of programs of the highest possible standard of excellence and for this purpose to observe the following regulations in the preparation, writing and broadcasting of its programs.

         I. No Plugola or Payola. The mention of any business activity or "plug" for any commercial, professional, or other related endeavor, except where contained in an actual commercial message of a sponsor, is prohibited.

         II. No Lotteries. Announcements giving any information about lotteries or games prohibited by federal or state law or regulation are prohibited.

         III. Election Procedures. At least ninety (90) days before the start of any primary or election campaign, Programmer will clear with Licensee's general manager the rate Programmer will charge for the time to be sold to candidates for the public office and/or their supporters to make certain that the rate charged is in conformance with the applicable law and station policy.

         IV. Required Announcements. Progammer shall broadcast (i) an announcement in a form satisfactory to Licensee at the beginning of each hour to identify the Station, (ii) an announcement at the beginning and end of each program to indicate that program time has been purchased by Programmer, and (iii) any other announcements that may be required by law, regulation, or Station policy.

         V. Commercial Recordkeeping. Programmer shall not receive any consideration in money, goods, services, or otherwise, directly or indirectly (including to relatives) from any persons or company for the presentation of any programming over the station without airing an appropriate sponsorship identification. No commercial messages ("plugs") or undue references shall be made in programming presented over station to any business venture, profit making activity, or other interest (other than noncommercial announcements for bona fide charities, church activities or other public service activities) in which Programmer (or anyone else) is directly or indirectly interested without the same having been approved in advance by the general manager/chief engineer and such broadcast being announced and logged or sponsored.

         VI. No Illegal Announcements No announcements or promotion prohibited by federal or state law or regulation of any lottery or game shall be made over the Station. Any game, contest, or promotion relating to or to be presented over the Station must be fully stated and explained in advance to Licensee, which reserves the right in its sole discretion to reject any game, contest, or promotion.

         VII.     Licensee   Discretion   Paramount  In   accordance   with  the
                  Licensee's responsibility under the Communications Act of 1934, as amended, and the Rules and Regulations of the Federal Commissions, Licensee reserves the right to reject or terminate any advertising proposed to be presented or being presented over the Station which is in conflict with Licensee's policy or which in Licensee's or its general manager/chief engineer's sole judgment would not serve the public interest.


         Licensee may waive any of the foregoing regulations in specific instances, if, in its opinion, good broadcasting in the public interest is served.

         In any case where questions of policy or interpretation arise, Programmer should submit the same to Licensee for decision before making any commitments in connection therewith.

                                  ATTACHMENT V


                                Payola Statement

                            FORM OF PAYOLA AFFIDAVIT


City of ____________________        )

County of __________________        )       ss.

State of  ___________________       )

                          ANTI-PAYOLA/PLUGOLA AFFIDAVIT


________________________, being first duly sworn, deposes and says as follows:

1.       He is _________________________ for ________________________________.
                      (Position)

2.       He has acted in the above capacity since _____________.

3. No matter has been broadcast by Station __________ for which service, money or other valuable consideration has been directly or indirectly paid, or promised to, or charged, or accepted, by him from any person, which matter at the time so broadcast has not been announced or otherwise indicated as paid for or furnished by such person.

4. So far as he is aware, no matter has been broadcast by Station _______ for which service, money, or other valuable consideration has been directly or indirectly paid, or promised to, or charged, or accepted by Station _______ in furnishing programs, from any person, which matter at the time so broadcast has not been announced or otherwise indicated as paid for or furnished by such person.

5. In future, he will not pay, promise to pay, request, or receive any service, money, or any other valuable consideration, direct or indirect, from a third party, in exchange for the influencing of, or the attempt to influence, the preparation of presentation or broadcast matter on Station ________.

6. Nothing contained herein is intended to, or shall, prohibit receipt or acceptance of anything with the expressed knowledge and approval of my employer, but henceforth any such approval must be given in writing by someone expressly authorized to give such approval.

7. He, his spouse and his immediate family do____ do not ____ have any present direct or indirect ownership interest in (other than an investment of less than five percent in a corporation whose stock is publicly held), serve as an officer or director of, whether with or without compensation, or serve as an employee of, any person, firm or corporation engaged in:

         1.       The publishing of music;

         2. The production, distribution (including wholesale and retail sales outlets), manufacture or exploitation of music, films, tapes, recordings or electrical transcriptions of any program material intended for radio broadcast use;

         3.       The   exploitation,   promotion,   or  management  of  persons
                  rendering artistic, production and/or other services in the entertainment field;

         4. The ownership or operation of one or more radio or television stations;

         5. The wholesale or retail sale of records intended for public purchase;

         6. Advertising on Station ______, or any other station owned by its licensee (excluding nominal stockholdings in publicly owned companies).

8. The facts and circumstances relating to such interest are none _______ as follows________:

         -----------------------------------------------------------------

         -----------------------------------------------------------------

         -----------------------------------------------------------------


                                            ----------------------------------
                                                     Affiant

Subscribed and sworn to before me this ______ day of ________________, 199___.


- --------------------------------------
Notary Public

My Commission expires:  __________________

                                  ATTACHMENT VI


                                FCC Certification

                                  CERTIFICATION


         Pursuant to Section 73.3555(a) (2) (ii) of the FCC's Rules:


1. The licensee of the brokered stations affected by the foregoing Time Brokerage Agreement hereby certifies that it will at all times maintain ultimate control (as defined in FCC rules and regulations) over the Station's facilities, including specifically control over the Station's finances, personnel and programming; and

2. The licensee of the brokering stations hereby certifies that the proposed Agreement for the time brokerage complies with the provisions of Section 73.3555(a) (2) (ii) of the FCC's rules.

                  Dated this ________ day of _____________________, 199______.


                  LICENSEE:



                                  By:  ______________________________________
                                  Its:  ______________________________________


                  PROGRAMMER:     AMERICAN RADIO SYSTEMS CORPORATION


                                 By:  ______________________________________
                                 Its:  ______________________________________